Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Form SB-2 (File No. 333-120879) of Spectre Gaming, Inc. of our report dated February 3, 2005 (except as to Note 17, as to which the date is March 10, 2005), which appears on page 21 of this annual report on Form 10-K(SB) for the year ended December 31, 2004.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
March 28, 2005

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